As filed with the Securities and Exchange Commission on September 5, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Greenlane Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-0806637
(State or Other Jurisdiction of incorporation or Organization)	(I.R.S. Employer Identification Number)

1095 Broken Sound Parkway, Suite 100
Boca Raton, Florida 33487
(877) 292-7660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barbara Sher

Chief Executive Officer

Greenlane Holdings, Inc.
1095 Broken Sound Parkway, Suite 100
Boca Raton, Florida 33487
(877) 292-7660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to

Arthur Marcus, Esq.
Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas, 31st Floor

New York, New York 10036

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 5, 2025

PROSPECTUS

$200,000,000
Class A Common Stock
Preferred Stock
Depositary Shares
Warrants

Rights

Units

We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

● Shares of our Class A common stock, $0.01 par value per share, or our Class A common stock;

● Shares of our preferred stock, $0.0001 par value per share, or our preferred stock;

● Depositary shares representing our preferred stock, or depositary shares;

● Warrants to purchase our Class A common stock, preferred stock or depositary shares;

● Rights to purchase our Class A common stock or preferred stock; and

● Units comprised of shares of our Class A common stock, shares of preferred stock, warrants or rights in any combination and in one or more series

We refer to our Class A common stock, preferred stock, depositary shares, warrants, units and rights registered hereunder collectively as the “securities.” We may offer these securities with an aggregate public offering price of up to $200,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering. The aggregate initial offering price of all securities we offer under this prospectus will not exceed $200,000,000, but may be further limited in any twelve-month period by the amount we are eligible to sell under General Instruction I.B.6 of Form S-3 (“Instruction I.B.6”), pertaining to primary offerings by certain registrants, which includes our Company. The limitations imposed on us by Instruction I.B.6 are described in further detail below.

We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers or through any combination of these methods. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 13. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our Class A common stock is listed on the Nasdaq Capital Market, or the Nasdaq, under the symbol “GNLN.” As of September 4, 2025, our public float, which is equal to the aggregate market value of our outstanding Class A common stock held by non-affiliates, was approximately $5,559,720, based on 1,386,551 outstanding shares of Class A common stock, of which 1,386,464 shares are held by non-affiliates, and a price of $4.01 per share, which was the highest reported closing price of our Class A common stock on Nasdaq on August 11, 2025, a date within 60 days prior to the date of this prospectus. Pursuant to Instruction I.B.6, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any twelve-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to Instruction I.B.6 during the prior twelve calendar month period that ends on and includes the date of this prospectus.

See “Risk Factors” beginning on page 4 of this prospectus for certain risk factors to consider before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                              , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information.”

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Greenlane Holdings, Inc., a Delaware corporation, together with our consolidated subsidiaries, including Greenlane Holdings, LLC, a Delaware limited liability company, or the Operating Company, of which we are the sole manager.

FORWARD-LOOKING STATEMENTS

This prospectus, filed as part of a registration statement on Form S-3 (“Form S-3”), and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions. Examples of forward-looking statements include, without limitation:

● statements regarding our growth and other strategies, and expectations with respect to results of operations or liquidity;

● statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance;

● statements regarding our industry;

● statements of management’s goals and objectives;

● projections of revenue, earnings, capital structure and other financial items;

● assumptions underlying statements regarding us or our business; and

● other similar expressions concerning matters that are not historical facts.

1

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those discussed in Part I, Item 1A of our Annual Report on Form 10-K under the heading “Risk Factors” or “Part II - Item 1A - Risk Factors” in our Quarterly Reports on Form 10-Q which is incorporated by reference in this prospectus and in other documents that we file from time to time with the SEC.

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those listed below and those discussed in greater detail in Part I, Item 1A of our Annual Report on Form 10-K under the heading “Risk Factors.”

● our strategy, outlook and growth prospects;

● our ability to successfully execute our periodically announced strategic initiatives;

● general economic trends and trends in the industry and markets in which we operate;

● public health crises;

● our dependence on, and our ability to establish and maintain business relationships with, third-party suppliers and service suppliers;

● the competitive environment in which we operate;

● our vulnerability to third-party transportation risks;

● the impact of governmental laws and regulations and the outcomes of regulatory or agency proceedings;

● our ability to accurately estimate demand for our products and maintain appropriate levels of inventory;

● our ability to maintain or improve our operating margins and meet sales expectations;

● our ability to adapt to changes in consumer spending and general economic conditions;

● our ability to use or license certain trademarks;

● our ability to maintain consumer brand recognition and loyalty of our products;

● our and our customers’ ability to establish or maintain banking relationships;

● fluctuations in U.S. federal, state, local and foreign tax obligation and changes in tariffs;

● our ability to address product defects;

● our exposure to various potential claims, lawsuits and administrative proceedings;

● contamination of, or damage to, our products;

● unfavorable scientific studies on the long-term health risks of vaporizers, electronic cigarettes, e-liquid products or hemp-derived products, including cannabidiol (“CBD”);

● failure of our information technology systems to support our current and growing business;

● our ability to prevent and recover from Internet security breaches;

● our ability to generate adequate cash from our existing business to support our growth;

● our ability to raise capital on favorable terms, or at all, to support the continued growth of the business;

● our ability to protect our intellectual property rights;

● our dependence on continued market acceptance of our products by consumers;

2

● our sensitivity to global economic conditions and international trade issues;

● our ability to comply with certain environmental, health and safety regulations;

● our ability to successfully identify and complete strategic acquisitions;

● natural disasters, adverse weather conditions, operating hazards, environmental incidents and labor disputes;

● increased costs as a result of being a public company; and

● our failure to maintain adequate internal controls over financial reporting.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition or operating results. This prospectus, and the documents incorporated by reference in this prospectus contain market data that we obtained from industry sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for our products. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market data included in this prospectus is generally reliable, such information is inherently imprecise.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

OUR COMPANY

Founded in 2005, Greenlane Holdings, Inc. (the “Company” or “Greenlane”) is a premier global platform for the development and distribution of premium cannabis accessories, vape devices, and lifestyle products. With three different mergers in 2021, Greenlane was able to strengthen its leading position as a consumer ancillary products house-of-brands business, significantly expanding its customer network, bringing strategic relationships with leading cannabis multi-state operators (“MSOs”), cannabis single-state operators (“SSOs”), and Canadian licensed producers (“LPs”). Greenlane provides a wide array of ancillary products to thousands of cannabis producers, processors, brands, and retailers (“Cannabis Operators”). In addition, it serves specialty retailers, smoke shops, head shops, convenience stores, and consumers directly through its own proprietary web stores and large online marketplaces such as Amazon.

We have been developing a world-class portfolio of both our own proprietary brands (the “Greenlane Brands”) along with close partner brands that we believe will, over time, deliver higher margins and create long-term value for our customers and shareholders. Our Greenlane Brands include our more affordable product line - Groove, our premium smoke shop and ancillary product brand - Higher Standards, and our child-resistant packaging brand - Pollen Gear. In collaboration with our partner brands, including the innovative silicone pipes and accessories line, Eyce, and the premium vaporizer brand, DaVinci, Greenlane is strategically positioned to serve as a comprehensive one-stop shop for all buyers. We also have category exclusive licenses for the premium Marley Natural branded products, as well as the Keith Haring branded products.

The Greenlane Brands, along with a curated set of third-party products, are offered to customers through our proprietary, owned and operated e-commerce platforms which include Wholesale.Greenlane.com, Vapor.com, PuffItUp.com, HigherStandards.com, and MarleyNaturalShop.com. Additionally, our presence on popular e-commerce platforms such as Amazon, Etsy, and eBay enables us to reach customers directly, providing them with valuable resources and a seamless purchasing experience.

We merchandise vaporizers, packaging, and other ancillary products in the United States, Canada, Europe, and Latin America. We distribute products to retailers through wholesale operations and distribute products to consumers through constantly evolving e-commerce activities. We operate our own distribution centers in the United States, while also utilizing third-party logistics (“3PL”) locations in the United States, Europe, and Canada. We have made tremendous progress consolidating and streamlining our warehouse and distribution in 2023, including the consolidations of our warehouse in Worcester, MA and 3PL location in Hebron, KY to our owned facility in Moreno Valley, California in 2023.

Greenlane offers a full-spectrum of products, positioning us to meet all our customers’ growing demands. We focus on serving consumers across wholesale, retail, and e-commerce operations-offering all of our Greenlane Brands, as well as ancillary products and accessories from select leading third-party brands such as Storz and Bickel, Grenco Science, PAX, Cookies, and more. These products form a central part of our growth strategy, especially as it relates to scaling our own portfolio of higher-margin proprietary owned brands. In addition, we serve Cannabis Operators by providing ancillary products essential to their daily operations and growth, such as packaging and vaporization solutions, including our Greenlane Brand Pollen Gear.

3

We were incorporated in Delaware on May 2, 2018. We are a holding company that was formed for the purpose of completing an underwritten initial public offering (“IPO”) of shares of our Class A common stock on April 23, 2019 and other related transactions in order to carry on the business of Greenlane Holdings, LLC (the “Operating Company”). The Operating Company was organized under the laws of the state of Delaware on September 1, 2015, and is based in Boca Raton, Florida. Refer to “Note 1-Business Operations and Organization” within Item 8 of our most recent Annual Report on Form 10-K for further information on the Company’s organization and the IPO and related transactions. We are the sole manager of the Operating Company and, as of December 31, 2024, owned a 100% interest in the Operating Company.

Our executive offices are located at 1095 Broken Sound Parkway, Suite 100, Boca Raton, Florida 33487. Our telephone number at our executive offices is (877) 292-7660 and our corporate website is www.gnln.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

You should consider carefully the risk factors incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, together with all of the other information contained or incorporated by reference in this prospectus before deciding to invest in our securities.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus to potentially fund business acquisitions and for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, capital expenditures and working capital. Pending the application of the net proceeds from any sale of securities under this prospectus, we may invest the net proceeds in interest-bearing accounts, money market accounts and/or interest-bearing securities. Further details regarding the use of the net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following summary of the material terms of our common stock does not purport to be complete. For a complete description, we refer you to the Delaware General Corporation Law, or the DGCL, and to our charter and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our charter and bylaws, each of which is incorporated herein by reference, and the following summary is qualified in its entirety by reference to our charter and bylaws. See “Where To Find Additional Information” for information on how to obtain documents from us, including our charter and bylaws.

General

We have one class of securities outstanding, our Class A common stock, $0.01 par value, registered under Section 12 of the Exchange Act. Our Class B common stock, $0.0001 par value per share is not registered under Section 12 of the Exchange Act, but a description of our Class B common stock is included herein in order to give context to the relative rights of the holders of our Class A common stock. As of September 5, 2025, no shares of Class B common stock were outstanding and we held all of the common units in the Operating Company

The following is a description of the rights and privileges of our common stock and related provisions of our amended and restated certificate of incorporation (the “charter”), our amended and restated bylaws (the “bylaws”), and applicable provisions of Delaware law. This description is qualified in its entirety by, and should be read in conjunction with, our charter and bylaws and the applicable provisions of Delaware law.

Our charter provides that our authorized capital stock consists of 1,800,000,000 shares of our Class A common stock, 30,000,000 shares of our Class B common stock and 10,000,000 shares of preferred stock, $0.0001 par value per share.

Class A Common Stock

Issuance of Class A Common Stock with our Common Units

We may undertake any action, including, without limitation, a reclassification, dividend, division or recapitalization with respect to shares of our Class A common stock, to the extent necessary to maintain a one-to-one ratio between the number of common units of the Operating Company (“common units”) we own, and the number of outstanding shares of our Class A common stock, disregarding unvested shares issued in connection with stock incentive plans, shares issuable upon the exercise, conversion or exchange of certain convertible or exchangeable securities and treasury stock.

4

Voting Rights

Holders of our Class A common stock are entitled to cast one vote per share. Holders of our Class A common stock are not entitled to cumulative voting in the election of directors. Generally, holders of all classes of our common stock, including classes not registered under the Exchange Act, vote together as a single class and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except in a contested director election where directors are elected by a plurality of the votes cast. Except as otherwise provided by applicable law, amendments to our charter must be approved by a majority or, in some cases, two-thirds of the combined voting power of all shares entitled to vote thereon, voting together as a single class.

Dividend Rights

Holders of our Class A common stock share ratably (based on the number of shares of our Class A common stock held) if and when any dividend is declared by our Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, our Class A common stock with respect to the payment of dividends.

Liquidation Rights

On our liquidation, dissolution or winding up, each holder of our Class A common stock will be entitled to a pro rata distribution of the net assets, if any, available for distribution to common stockholders.

Other Matters

No shares of our Class A common stock are subject to redemption or have preemptive rights to purchase additional shares of our Class A common stock. Holders of shares of our Class A common stock do not have subscription, redemption or conversion rights.

Authorized but Unissued Shares

The authorized but unissued shares of our Class A common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our Class A common stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Trading

Our Class A common stock is listed on Nasdaq under the symbol “GNLN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is EQ Shareowner Services. The transfer agent’s address is 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

5

Class B Common Stock

Issuance of Class B Common Stock with our Common Units

Shares of our Class B common stock may be issued only to, and registered in the name of, the owners of our common units prior to our initial public offering and persons who acquire shares of our Class B common stock by a transfer from a holder of shares of our Class B common stock. Following any issuance, there must be a one-to-one ratio between the number of our common units owned by all holders of our Class B common stock and the number of outstanding shares of our Class B common stock owned by all such holders. Shares of our Class B common stock will be cancelled on a one-to-one basis if a holder of shares of our Class B common stock elects to have its corresponding common units redeemed pursuant to the terms of the Fourth Amended and Restated Operating Agreement of Greenlane Holdings, LLC (the “Operating Agreement”).

Voting Rights

Holders of our Class B common stock are entitled to cast one vote per share, with the number of shares of our Class B common stock held by each of our stockholders other than Aaron LoCascio, our co-founder, former Chief Executive Officer and President and a current member of the Board, Adam Schoenfeld, our co-founder, former Chief Strategy Officer and Chief Marketing Officer and a current member of our Board, and Jacoby & Co. Inc., an affiliated entity of Messrs. LoCascio and Schoenfeld (the “Non-Founder Members”) being equal to the number of our common units held by such Non-Founder Member. Holders of our Class B common stock are not entitled to cumulate their votes in the election of directors.

Generally, holders of all classes of our common stock vote together as a single class and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except in a contested director election where directors are elected by a plurality of the votes cast. Except as otherwise provided by applicable law, amendments to our charter must be approved by a majority or, in some cases, two-thirds of the combined voting power of all shares entitled to vote thereon, voting together as a single class.

Dividend Rights

Holders of our Class B common stock will not participate in any dividend declared by our Board.

Liquidation Rights

On our liquidation, dissolution or winding up, holders of our Class B common stock will not be entitled to receive any distribution of our assets.

Transfers

Pursuant to our charter and the Operating Agreement, holders of our Class B common stock are subject to restrictions on transfer of such shares, including that:

● the holder will not transfer any shares of our Class B common stock to any person, other than to us, unless the holder simultaneously transfers an equal number of our common units to the same person; and

● in the event the holder transfers any of our common units to any person, other than to us, the holder will simultaneously transfer an equal number of shares of our Class B common stock to the same person.

Other Matters

No shares of our Class B common stock will be subject to redemption or have preemptive rights to purchase additional shares of our Class B common stock. Holders of shares of our Class B common stock do not have subscription, redemption or conversion rights.

6

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of the shares of our preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describes the terms of the related class or series of our preferred stock, and our bylaws, each of which we will make available upon request.

General

Our charter provides that we may issue up to 10,000,000 shares of preferred stock, $0.0001 par value per share. Our charter authorizes our Board to increase or decrease the number of authorized shares without stockholder approval. As of September 5, 2025, no shares of our preferred stock were issued and outstanding.

Subject to the limitations prescribed by Delaware law and our charter and bylaws, our Board of Directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Directors or a duly authorized committee thereof.

The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:

● the title and stated value of such preferred stock;

● the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

● the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

● whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

● the procedures for any auction and remarketing, if any, for such preferred stock;

● the provisions for a sinking fund, if any, for such preferred stock;

● the provisions for redemption, if applicable, of such preferred stock;

● any listing of such preferred stock on any securities exchange;

● the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our Class A common stock, including the conversion price (or manner of calculation thereof) and conversion period;

● a discussion of material U.S. federal income tax considerations applicable to such preferred stock;

● any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

● any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

7

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and the related depositary receipts, as well as our charter, including articles supplementary relating to the applicable class or series of our preferred stock.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of our preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of our preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

8

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable shares of our preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each shares of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of our preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. The deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of our preferred stock shall have been converted into our securities not so represented by depositary shares.

9

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

Neither the preferred shares depositary nor we will be liable if either party is prevented from or delayed in performing its obligations under the deposit agreement by law or any circumstances beyond its control. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event that the preferred shares depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of any of the securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

10

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

● the title and issuer of such warrants;

● the aggregate number of such warrants;

● the price or prices at which such warrants will be issued;

● the currencies in which the price or prices of such warrants may be payable;

● the designation, amount and terms of the securities purchasable upon exercise of such warrants;

● the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

● if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

● the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

● the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

● the minimum or maximum amount of such warrants which may be exercised at any one time;

● information with respect to book-entry procedures, if any;

● a discussion of material U.S. federal income tax considerations; and

● any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of our Class A common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the following terms, where applicable, of the rights to be issued:

● the date for determining the stockholders entitled to the rights distribution;

● the aggregate number of shares of Class A common stock purchasable upon exercise of such rights and the exercise price;

● the aggregate number of rights being issued;

● the date, if any, on and after which such rights may be transferable separately;

● the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

● a discussion of material U.S. federal income tax considerations; and

● any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange, listing, transferability and exercise of such rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants or rights, or any combination of such securities, including guarantees of any securities.

The applicable prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

● the terms of the units and of any of the common stock, preferred stock, warrants, rights and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

● a description of the terms of any unit agreement governing the units; and

● a description of the provisions for the payment, settlement, transfer or exchange of the units.

11

OUR OPERATING COMPANY AND THE OPERATING AGREEMENT

The following is a summary of the material provisions of the Fourth Amended and Restated Operating Agreement of Greenlane Holdings, LLC, or the Operating Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the Delaware General Corporation Law, as amended, and the operating agreement. See “Where To Find Additional Information.” For purposes of this section, references to “we,” “our,” “us” and “our company” refer to Greenlane Holdings, Inc. alone, and not to its subsidiaries. For the purposes of this section, references to the “Operating Company” refer to Greenlane Holdings, LLC, a subsidiary of Greenlane Holdings, Inc.

General

We operate our business through the Operating Company (Greenlane Holdings, LLC) and its subsidiaries. We and the other members party thereto have entered into the Fourth Amended and Restated Operating Agreement of Greenlane Holdings, LLC (the “Operating Agreement”). As of December 31, 2024, we were the sole member of the Operating Company and held all of the common units. The operations of the Operating Company and the rights and obligations of the holders of common units, are set forth in the Operating Agreement.

Appointment as Manager

Under the Operating Agreement, we are the sole manager of the Operating Company. As the manager, we control all day-to-day business affairs and decision-making of the Operating Company without the approval of any other member, unless otherwise stated in the Operating Agreement. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of the Operating Company and the day-to-day management of the Operating Company’s business.

Compensation

We are entitled to compensation for our services as the manager. We are entitled to reimbursement by the Operating Company for all fees and expenses incurred on behalf of the Operating Company, including all expenses associated with this offering and maintaining its corporate existence, and all fees, expenses and costs of being a public company (including expenses incurred in connection with public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, legal fees, SEC and FINRA filing fees and offering expenses) and maintaining its corporate existence, including all costs of maintaining our Board and its committees, executive compensation and certain insurance policies.

Capitalization

The Operating Agreement provides for a single class of common membership units, which we refer to as the “common units.” The Operating Agreement reflects a split of common units such that we acquired one common unit with the net proceeds received by us from the initial public offering from the sale of one share of our Class A common stock. Each of our common units entitles the holder to a pro rata share of the net profits and net losses and distributions of the Operating Company. As of December 31, 2024, we held all of the common units in the Operating Company.

Distributions

The Operating Agreement requires “tax distributions,” as that term is defined in the Operating Agreement, to be made by the Operating Company to its “members,” as that term is defined in the Operating Agreement. Tax distributions will be made at least annually to each member of the Operating Company, including us, based on such member’s allocable share of the taxable income of the Operating Company and at a commencing tax rate equal to the highest effective marginal combined federal, state and local income tax rate applicable to corporate or individual taxpayers that may potentially apply to any member for the relevant period taking into account (i) any deductions pursuant to Section 199A of the Code, and (ii) the character of the relevant tax items (e.g., ordinary or capital), as we, as the sole manager of the Operating Company, reasonably determine. For this purpose, the taxable income of the Operating Company, and our allocable share of such taxable income, shall be determined without regard to any tax basis adjustments that result from our deemed or actual purchase of common units from the members. The tax rate used to determine tax distributions will apply regardless of the actual final tax liability of any such member. Tax distributions will also be made only to the extent all distributions from the Operating Company for the relevant period were otherwise insufficient to enable each member to cover its tax liabilities as calculated in the manner described above. The Operating Agreement also allows for distributions to be made by the Operating Company to its members on a pro rata basis out of “distributable cash,” as that term is defined in the Operating Agreement. We expect the Operating Company may make distributions out of distributable cash periodically to the extent permitted by the agreements governing its indebtedness and as required by the Operating Company for its capital and other needs, such that we in turn are able to make dividend payments, if any, to the holders of our Class A common stock.

12

Maintenance of One-to-One Ratio of Shares of Class A Common Stock and Common Units Owned by Us

Our charter and the Operating Agreement require that we and the Operating Company, respectively, at all times maintain a ratio of one common unit owned by us for each share of our Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).

Dissolution

The Operating Agreement provides that the decision of the manager, with the approval of the holders of a majority of the outstanding common units, will be required to voluntarily dissolve the Operating Company. In addition to a voluntary dissolution, the Operating Company will be dissolved upon a change of control transaction under certain circumstances, as well as upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay all expenses of winding up the Operating Company; and (ii) second, to pay all debts and liabilities and obligations of the Operating Company. All remaining assets of the Operating Company will be distributed to the members pro-rata in accordance with their respective percentage ownership interests in the Operating Company (as determined based on the number of common units held by a member relative to the aggregate number of all outstanding common units).

Indemnification and Exculpation

The Operating Agreement provides for indemnification for all expenses, liabilities and losses reasonably incurred by any person by reason of the fact that such person is or was a member or is or was serving at the request of the Operating Company as the manager, an officer, an employee or an agent of the Operating Company; provided, however, that there will be no indemnification for actions made not in good faith or in a manner which the person did not reasonably believe to be in or not opposed to the best interests of the Operating Company, or, with respect to any criminal action or proceeding other than by or in the right of the Operating Company, where the person had reasonable cause to believe the conduct was unlawful, or for breaches of any representations, warranties or covenants by such person or its affiliates contained in the Operating Agreement or in other agreements with the Operating Company.

We, as the manager, and our affiliates, will not be liable to the Operating Company, its members or their affiliates for damages incurred by any acts or omissions as the manager, provided that the acts or omissions of these exculpated persons are not the result of fraud, intentional misconduct, knowing violations of law, or breaches of the Operating Agreement or other agreement with the Operating Company.

Amendments

As the sole member of the Operating Company, we may amend the Operating Agreement at any time in our sole discretion.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents or through any combination of these methods. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

13

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

The securities offered pursuant to this prospectus, including our Class A common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at-the-market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares. Those “at-the-market” offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereby. It is anticipated that the maximum compensation to be received in any particular offering of securities will be less than this amount.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in an accompanying prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

14

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our Class A common stock is listed on the Nasdaq under the symbol “GNLN.” Any securities that we issue, other than our Class A common stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

PKF O’Connor Davies, LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2024, and for the year then ended as set forth in its report dated March 20, 2025, included in our annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on PKF O’Connor Davies, LLP’s report, given on their authority as experts in accounting and auditing.

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2023, and for the year then ended as set forth in its report dated July 18, 2024 which includes an explanatory paragraph as to the company’s ability to continue as a going concern, included in our annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

15

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement of which this prospectus forms a part, including the exhibits and schedules to the registration statement, and the reports, statements or other information we file with the SEC are all available on the SEC’s website at http://www.sec.gov. You may also access our SEC filings free of charge on our website at http://www.gnln.com. You should not consider information on our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed or furnished, as applicable, with the SEC:

● our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 21, 2025;

● Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, as filed with the SEC on May 15, 2025 and August 14, 2025;

● our Annual Report on Form 10-K, filed with the SEC on April 24, 2020, which incorporates the description of our Class A common stock, and all reports filed for the purpose of updating such description.

● our Current Reports on Form 8-K filed with the SEC on January 6, 2025, February 18, 2025 , February 20, 2025, April 4, 2025, April 17, 2025, April 18, 2025, April 23, 2025, April 25, 2025, April 29, 2025, April 30, 2025, May 1, 2025, May 5, 2025, May 9, 2025, May 30, 2025, June 2, 2025 (only for Item 8.01), June 18, 2025, June 26, 2025 and September 5, 2025.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings by contacting Greenlane Holdings, Inc. as described below, or by contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Greenlane Holdings, Inc.
1095 Broken Sound Parkway, Suite 100
Boca Raton, Florida 33487
(877) 292-7660
Website: http://www.gnln.com

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

16

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee and FINRA filing fee are estimated. The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder.

SEC Registration Fee		$30,620
FINRA Filing Fee		$30,500
Accountant’s Fees and Expenses		*
Legal Fees and Expenses		*
Printing Expenses		*
Miscellaneous		*
TOTAL	$	*

* These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware law permits a Delaware corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision which eliminates our directors’ and officers’ liability to the maximum extent permitted by Delaware law.

Delaware law requires a Delaware corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Delaware law permits a Delaware corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Delaware law, a Delaware corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Delaware law permits a Delaware corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

II-1

Our charter authorizes us, to the maximum extent permitted by Delaware law, to obligate ourselves and our bylaws obligate us, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employees or agents of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our executive officers and directors whereby we have agreed to indemnify such executive officers and directors to the fullest extent permitted by Delaware law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director. In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the operating agreement of Greenlane Holdings, LLC, our subsidiary and Operating Company.

Insofar as the foregoing provisions permit indemnification of directors, officer or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.

EXHIBITS.

The Exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

ITEM 17.

UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-3

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-4

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of Greenlane Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to Greenlane’s Quarterly Report on Form 10-Q, filed November 15, 2021).
3.2	Second Amended and Restated By-Laws of Greenlane Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to Greenlane’s Current Report on Form 8-K, filed April 25, 2019).
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Greenlane Holdings, Inc., effective August 9, 2022 (Incorporated by reference to Exhibit 3.1 to Greenlane’s Current Report on Form 8-K, filed on August 4, 2022).
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Greenlane Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to Greenlane’s Current Report on Form 8-K, filed on April 17, 2025)
3.5	Amendment to the Second Amended and Restated Bylaws of Greenlane Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to Greenlane’s Current Report on Form 8-K, filed on April 12, 2023).
3.6	Certificate of Designation of the Series A Preferred Stock (Incorporated by reference to Exhibit 3.2 to Greenlane’s Current Report on Form 8-K, filed on April 12, 2023).
4.1	Form of Stock Certificate (Incorporated by reference to Exhibit 4.1 to Greenlane’s Registration Statement on Form S-1/A, filed on April 8, 2019).
4.2	Form of Convertible Promissory Note (Incorporated by reference to Exhibit 4.2 to Greenlane’s Registration Statement on Form S-1, filed on March 20, 2019).
4.3	Description of Registrant’s Securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (Incorporated by reference to Exhibit 4.3 to Greenlane’s Annual Report on Form 10-K, filed on April 24, 2020).
4.4	Form of August 2021 Standard Warrant (Incorporated by reference to Exhibit 4.1 to Greenlane’s Current Report on Form 8-K, filed August 10, 2021).
4.5	Form of August 2021 Pre-Funded Warrant (Incorporated by reference to Exhibit 4.2 to Greenlane’s Current Report on Form 8-K, filed August 10, 2021).
4.6	Form of Stock Option Assumption Notice - KushCo Options (Incorporated by reference to Exhibit 99.2 to Greenlane’s Registration Statement on Form S-8, filed August 31, 2021).
4.7	Form of Assumed June 12, 2018 KushCo Warrant, dated as of August 31, 2021 (Incorporated by reference to Exhibit 4.4 to Greenlane’s Quarterly Report on Form 10-Q, filed November 15, 2021).
4.8	Form of Assumed January 18, 2019 KushCo Warrant, dated as of August 31, 2021 (Incorporated by reference to Exhibit 4.5 to Greenlane’s Quarterly Report on Form 10-Q, filed November 15, 2021).
4.9	Form of Assumed August 21, 2019 KushCo Warrant, dated as of August 31, 2021 (Incorporated by reference to Exhibit 4.6 to Greenlane’s Quarterly Report on Form 10-Q, filed November 15, 2021).
4.10	Form of Assumed September 30, 2019 KushCo Warrant, dated as of August 31, 2021 (Incorporated by reference to Exhibit 4.7 to Greenlane’s Quarterly Report on Form 10-Q, filed November 15, 2021).
4.11	Form of Assumed February 10, 2020 KushCo Warrant, dated as of August 31, 2021 (Incorporated by reference to Exhibit 4.8 to Greenlane’s Quarterly Report on Form 10-Q, filed November 15, 2021).
4.12	Form of Assumed February 24, 2021 KushCo Warrant, dated as of August 31, 2021 (Incorporated by reference to Exhibit 4.9 to Greenlane’s Quarterly Report on Form 10-Q, filed November 15, 2021).
4.13	Form of June 2022 Pre-Funded Warrant (Incorporated by reference to Exhibit 4.2 to Greenlane’s Current Report on Form 8-K, filed June 28, 2022).
4.14	Form of June 2022 Standard Warrant (Incorporated by reference to Exhibit 4.1 to Greenlane’s Current Report on Form 8-K, filed on June 28, 2022).
4.15	Form of October 2022 Standard Warrant (Incorporated by reference to Exhibit 4.1 to Greenlane’s Current Report on Form 8-K, filed on November 1, 2022).
4.16	Form of October 2022 Pre-Funded Warrant (Incorporated by reference to Exhibit 4.2 to Greenlane’s Current Report on Form 8-K, filed November 1, 2022).
4.17	Form of June 2023 Standard Warrant (Incorporated by reference to Exhibit 4.1 to Greenlane’s Current Report on Form 8-K, filed on July 3, 2023).
4.18	Form of July 2023 Pre-Funded Warrant (Incorporated by reference to Exhibit 4.2 to Greenlane’s Current Report on Form 8-K, filed on July 3, 2023).
4.19	Form of July 2023 Warrant Amendment (Incorporated by reference to Exhibit 4.3 to Greenlane’s Current Report on Form 8-K, filed on July 3, 2023).
4.20	Form of Series A Warrant (Incorporated by reference to Exhibit 4.1 to Greenlane’s Current Report on Form 8-K, filed February 18, 2025).
4.21	Form of Series B Warrant (Incorporated by reference to Exhibit 4.2 to Greenlane’s Current Report on Form 8-K, filed February 18, 2025).
5.1**	Opinion of Sichenzia Ross Ference Carmel LLP regarding the legality of the securities being registered
23.1**	Consent of Marcum LLP
23.2**	Consent of PKF O’Connor Davies, LLP
23.3**	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
24.1**	Powers of Attorney (included on signature page)
107**	Filing Fee Table

* To be filed by amendment or incorporated by reference in connection with the offering of specific securities.

** Filed herewith.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 5, 2025.

GREENLANE HOLDINGS, INC.

By:	/s/ Barbara Sher
Barbara Sher
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barbara Sher, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Barbara Sher	Chief Executive Officer	September 5, 2025
Barbara Sher	(Principal Executive Officer)

/s/ Vanessa Guzmán-Clark	Chief Financial Officer	September 5, 2025
Vanessa Guzmán-Clark	(Principal Financial and Accounting Officer)

/s/ Donald Hunter	Chairman of the Board of Directors	September 5, 2025
Donald Hunter

/s/ Renah Persofsky	Director	September 5, 2025
Renah Persofsky

/s/ Aaron LoCascio	Director	September 5, 2025
Aaron LoCascio

/s/ Michael Howe	Director	September 5, 2025
Michael Howe

II-6